EXHIBIT 10.18


                       AMENDMENT TO REVOLVING DEMAND NOTE


         THIS AMENDMENT TO REVOLVING DEMAND NOTE ("Amendment") made as of the 26th day of August, 1998, by and between FBL LEASING SERVICES, INC., an Iowa corporation having it principal place of business at 5400 University Avenue, West Des Moines, Iowa ("Borrower") and FARM BUREAU MUTUAL INSURANCE COMPANY, a mutual insurance company organized and existing under the laws of the State of Iowa having its principal place of business at 5400 University Avenue, West Des Moines, Iowa ("Lender").

         WHEREAS, Borrower and Lender entered into a Note dated the 15th day of May, 1998, pursuant to the terms of which Lender agreed to loan to Borrower the aggregate amount of Ten Million Dollars ($10,000,000.00).

         WHEREAS, Borrower and Lender mutually desire to amend the Note as hereinafter set forth.

         NOW, THEREAFTER, in consideration of the premises and covenants contained herein, it is hereby mutually agreed as follows:

         1. The aggregate principal amount of the Note at any one time outstanding is hereby increased effective the date hereof to Twelve Million Dollars ($12,000,000.00).

         2. The Note shall in all other respects remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment in duplicate as of the day and year first written above.

FBL LEASING SERVICES, INC.                  FARM BUREAU LIFE INSURANCE
                                            COMPANY


/s/ James W. Noyce                           /s/ Lou Ann Sandburg
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James W. Noyce                              Lou Ann Sandburg
President and Treasurer                     Vice President Investments